AMENDMENT AND WAIVER

                                       to

                                CREDIT AGREEMENT

         This Amendment and Waiver to Credit Agreement ("Amendment") is dated as of December 20, 1999 by the BANKS listed on the signature pages hereof (the "Banks") and EFTC CORPORATION.

                                   WITNESSETH

         WHEREAS, EFTC Corporation (the "Borrower"), the Banks and Bank One, Colorado, N.A., as Agent (the "Agent"), are parties to a Credit Agreement dated as of September 30, 1997, as amended by the Restated and Amended Credit Agreement dated as of March 12, 1999, as amended (the "Credit Agreement") (capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement); and

         WHEREAS, the Borrower has requested an extension of the Maturity Date and the amendment of certain provisions of the Credit Agreement.

         NOW THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, the parties hereto agree as follows:

         1. Amendments. Upon and after the Amendment Effective Date (as defined below)

                  a) The defined term "Applicable Margin" in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  "Applicable Margin" means 2.25%.

                  b) The defined term "Eligible Account Receivable" in Section
         1.1 of the Credit Agreement is amended by adding the following proviso to the end of subsection (viii):

          provided, however, that Accounts Receivables from Honeywell, Inc. that are otherwise Eligible Accounts Receivables, will not be excluded for failing to comply with this subsection (viii);

                  c) The defined term "Maturity Date" in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  "Maturity Date" means the first to occur of (i) March 30, 2000 and (ii) the date on which the due date of the Loans has been accelerated and payment demanded by the Banks by reason of an Event of Default pursuant to Article VI.

                  d) The defined term "Maximum Revolving Credit Amount" in
         Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  "Maximum Revolving Credit Amount" means the lesser of (i) the Revolving Loans Commitment in effect at the time of determination or (ii) the Borrowing Base in effect at the time of determination.

                  e) The defined term "Revolving Loans Commitment" in Section
         1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  "Revolving Loans Commitment" means the commitment of the Banks to Advance Revolving Loans and Swing Loans to the Borrower or to issue Letters of Credit for the account of the Borrower from time to time as provided in Section 2.1 in the aggregate amounts as follows:

                             On and after                 Aggregate Commitment
                           December 31, 1999            $35,000,000.00
                           January 10, 2000             $34,000,000.00
                           February 1, 2000             $33,000,000.00
                           March 1, 2000                $32,000,000.00

                  f) The defined term "Revolving Loans Scheduled Maturity Date" in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                "Revolving Loans Scheduled Maturity Date" means March 30, 2000.

                  g) The defined term "Subordinated Debt" in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

                  "Subordinated Debt" means the (i) the Monfort Subordinated Notes, (ii) the promissory note dated November 11, 1999 issued by the Borrower to the Monfort Family Limited Partnership I pursuant to the Note Agreement dated as of November 11, 1999, and (iii) any other Debt of the Borrower that is subordinated on terms and conditions, and that is subject to other terms and conditions, satisfactory in form and substance to the Required Banks.

                  h) Section 5.1 of the Credit Agreement is amended by the addition of a new subsection (u) that shall read in its entirety as follows:

                           (u) Consultant. On or after March 1, 2000, the Agent
                  may retain a consultant of its choice to review the Borrower's and Guarantors' financial statements, agings, facilities, business plans, forecasts, proposed debt and equity offerings and, among other things, assess the going concern value and viability of the Borrower and the Guarantors. Such review shall be in scope and detail satisfactory to the Agent. The Borrower shall, and shall cause the Guarantors, to cooperate fully with such consultant, and its agents and employees. Upon reasonable notice to the Borrower, the consultant shall have unrestricted access to the books and records during normal business hours of the Borrower and Guarantors, and their facilities and employees. The reports, conclusions and analysis of the consultant shall be delivered only to the Agent for the consideration and use by the Banks. The Borrower shall promptly pay or reimburse the Agent for the actual cost of the consultant's review and report, including all out-of-pocket expenses for travel, food and lodging.

                  i) Schedule 2.1 of the Credit Agreement is amended and restated in the form of the attached Exhibit A and the Commitments of the Banks shall be reduced in the amounts and at the times set forth in such Schedule 2.1, as amended.

                  j) The Agent shall from time to time provide to Borrower revisions of Exhibit B-4 to the Credit Agreement, the Form of Borrowing Base Certificate, that shall accommodate the amendments to the Borrowing Base calculation that arise out of this Amendment. The Borrower shall utilize the revised Form of Borrowing Base Certificate on and after its receipt thereof.

         2. Waiver. Pursuant to Section 8.1 of the Credit Agreement, the Banks hereby waive the financial covenants set forth in Sections 5.2(a) of the Credit Agreement for the period ending December 31, 1999.

         3. Conditions Precedent. In the judgement of the Agent, each of the following conditions shall have been satisfied:

                  (a) A Reaffirmation of Guaranty, in form and substance satisfactory to the Agent, shall have been executed and delivered to the Agent by all of the Guarantors;

                  (b) A subordination agreement, in form and substance satisfactory to the Agent, shall have been executed and delivered to the Agent by Richard L. Monfort with respect to the Subordinated Debt;

                  (c) The Borrower shall have paid the Agent an Amendment Fee of $175,000.00 for the pro rata benefit of the Banks;

                  (d) Amendments, satisfactory in form and substance to the Agent, prohibiting the payment of principal under the Note Agreement dated September 5, 1997 between the Borrower and Richard L. Monfort and the Note Agreement dated November 11, 1999 between the Borrower and the Monfort Family Limited Partnership I, prior to April 30, 2000, shall have been executed and delivered by the parties thereto;

                  (e) The Borrower shall have paid the Agent an Administrative Fee of $25,000.00 for the sole benefit of the Agent; and

                  (f) The Borrower shall have paid the reasonable legal fees and expenses incurred by the Agent in connection with the preparation of this Amendment and related instruments.

         4. Representations and Warranties. In order to induce the Banks to agree to this Amendment and Waiver, the Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Amendment and Waiver:

                  (a) No Event of Default has occurred and is continuing and no Event of Default will exist immediately after giving effect to the amendment contained herein;

                  (b) Each of the representations and warranties set forth in
                  Article IV of the Credit Agreement are true and correct as though such representations and warranties were made at and as of the Amendment Effective Date, except to the extent that any such representations or warranties are made as of a specified date or with respect to a specified period of time, in which case such representations and warranties shall be made as of such specified date or with respect to such specified period. Each of the representations and warranties made under the Credit Agreement shall survive to the extent provided therein and not be waived by the execution and delivery of this Amendment;

                  (c) The Borrower is a duly organized, validly existing corporation and has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Amendment, and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment;

                  (d) No consent of any other Person or filing or action by any Governmental Authorities, is required to authorize the execution, delivery and performance of this Amendment;

                  (e) This Amendment has been duly executed by a duly Authorized Signatory on behalf of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable (i) bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principals of equity; and

                  (f) The execution and delivery and performance of the agreements in this Amendment will not violate any law, statute or regulation applicable to the Borrower or any order or decree of any Governmental Authorities, or conflict with or result in the breach or any contractual obligation of the Borrower.

         5. Effectiveness. The amendments and waivers to the Credit Agreement set forth herein shall become effective as of December 30, 1999 after the Agent shall have received this Amendment, executed and delivered by the Borrower and the Banks and all of the conditions precedent set forth in Section 3 above, have been satisfied (the "Amendment Effective Date").

         6. Counterparts. This Amendment may be executed in counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

         7. Expenses. The Borrower agrees to pay all reasonable costs and expenses, including filing and recording fees, incurred by the Agent in connection with the preparation, execution and delivery of this Amendment and Waiver and any other documents or instruments which may be delivered in connection herewith, including without limitation, the reasonable fees and expenses of Davis, Graham & Stubbs LLP, counsel for the Agent.

         8. Governing Law. The rights and duties of the Borrower, the Banks and the Agent under this Amendment and Waiver shall be governed by the law of the State of Colorado.

         9. Release. The Borrower has informed the Agent that it will not pay in full the Obligations under the Credit Agreement as of the December 30, 1999 Maturity Date set forth in the Credit Agreement prior to this Amendment. In consideration of the amendments and waivers provided herein, the Borrower releases and discharges the Banks and the Agent, and their respective directors, officers, employees, agents, successors and assigns from all claims and causes of action of any nature whatsoever, which the Borrower, its successors and assigns ever had or have as of the date hereof against the Banks and the Agent that arise, directly or indirectly, out of or are related to the Credit Agreement. The Borrower acknowledges that the Obligations arising under the Credit Agreement are not subject to any such counterclaim, offset, defense or rights of recoupment against the Banks.

         10. Ratification. The Credit Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified. Except to the extent amended hereby, all terms and conditions of the Credit Agreement remain the same. All references to the Credit Agreement in any of the Loan Instruments shall mean the Credit Agreement as amended by this Amendment.

         IN WITNESS WHEREOF the Banks have caused this Amendment to be duly executed as of the date first written above.

BANK ONE, COLORADO, N.A.,                   KEYBANK NATIONAL ASSOCIATION

as Agent and Bank

By /s/ Dennis Warren                         By /s/ Gary G. Petak
         Dennis Warren                          Gary G. Petak
         Vice President                         Senior Vice President

NATIONAL BANK OF CANADA                     MITSUI LEASING CAPITAL
CORPORATION

By Andrew M. Conneen, Jr.                   By /s/ R. Wayne Hutton
   Andrew M. Conneen, Jr.                      R. Wayne Hutton
   Vice President                              Senior Vice President

By /s/ Raymond L. Yager
   Raymond L. Yager
   Vice President

AGREED AND ACCEPTED:

EFTC CORPORATION

By /s/ James Doran
   James Doran
   Vice President
   and Corporate Controller